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                                                                    EXHIBIT 11.1


                        FIDUCIARY CAPITAL PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                                   2001           2000
                                                ----------     ----------
Net Investment Loss                             $  (44,097)    $  (69,087)

Percentage Allocable to Limited Partners               100%           100%
                                                ----------     ----------

Net Investment Loss Allocable
   to Limited Partners                          $  (44,097)    $  (69,087)
                                                ==========     ==========

Weighted Average Number of Limited
   Partnership Units Outstanding                   930,725      1,026,273
                                                ==========     ==========

Net Investment Loss Per Limited
   Partnership Unit                             $    (0.04)    $    (0.07)
                                                ==========     ==========